   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1997


                                                      REGISTRATION NO. 333-32541
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         COMMONWEALTH INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                           DELAWARE                                                       13-3245741
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                      Identification Number)

                     500 WEST JEFFERSON STREET, 19TH FLOOR
                        LOUISVILLE, KENTUCKY 40202-2823
                                 (502) 589-8100
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         ------------------------------

                                MARK V. KAMINSKI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         COMMONWEALTH INDUSTRIES, INC.
                     500 WEST JEFFERSON STREET, 19TH FLOOR
                        LOUISVILLE, KENTUCKY 40202-2823
                                 (502) 589-8100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                   Copies to:

             ROBERT W. DOWNES                          WINTHROP B. CONRAD, JR.
            SULLIVAN & CROMWELL                         DAVIS POLK & WARDWELL
             125 BROAD STREET                           450 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10004-2498                  NEW YORK, NEW YORK 10017

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   AS SOON AS PRACTICABLE ON OR AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
--------

    If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
--------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

    The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Company.


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
SEC registration fee..............................  $  35,176
NASD filing fee...................................     12,000
Blue sky fees and expenses........................      5,000
Printing and engraving expenses...................    150,000
Legal fees and expenses...........................    200,000
Accounting fees and expenses......................     75,000
Miscellaneous.....................................    122,824
                                                    ---------
      Total.......................................  $ 600,000
                                                    ---------
                                                    ---------


------------------------

* All amounts are estimated except for the SEC registration fee and NASD filing fee.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides for such limitation of liability.

    Reference is also made to Section 7 of the Underwriting Agreement to be filed as Exhibit 1.1 to the Registration Statement for information concerning the Underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances.

ITEM 16. EXHIBITS


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
1.1        Form of Underwriting Agreement.

4.1        Restated Certificate of Incorporation, effective April 18, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the
           quarter ended March 31, 1997).

4.2        By-Laws (incorporated by reference to Exhibit 3.3 to the Company's Registration
           Statement No. 33-87294 on Form S-1).

4.3        Stockholder Protection Rights Agreement, dated as of March 6, 1996, including forms of
           Rights Certificate, Election to Exercise and Certificate of Designation and Terms of
           Participating Preferred Stock of the Company (incorporated by reference to Exhibits
           (1), (2) and (3) to the Company's Registration Statement No. 0-25642 on Form 8-A).

5.1        Opinion and consent of Sullivan & Cromwell.

23.1       Consent of Coopers & Lybrand L.L.P.

23.2       Consent of Ernst & Young LLP.

23.3       Consent of Sullivan & Cromwell (included in 5.1 above).

24.1       Power of Attorney.*


------------------------


*   Previously filed.


ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville and State of Kentucky, on the 18th day of September, 1997.


                                COMMONWEALTH INDUSTRIES, INC.

                                BY:             /S/ MARK V. KAMINSKI
                                     -----------------------------------------
                                                  Mark V. Kaminski
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on September 18, 1997.


          SIGNATURE                        TITLE
------------------------------  ---------------------------

              *                 Chairman of the Board
------------------------------
         Paul E. Lego

                                President, Chief Executive
     /s/ MARK V. KAMINSKI         Officer and Director
------------------------------    (Principal Executive
       Mark V. Kaminski           Officer)

                                Executive Vice President,
   /s/ DONALD L. MARSH, JR.       Chief Financial Officer
------------------------------    and Secretary (Principal
     Donald L. Marsh, Jr.         Financial and Accounting
                                  Officer)

              *                 Director
------------------------------
      Catherine G. Burke

              *                 Director
------------------------------
    C. Frederick Fetterolf

      /s/ JOHN E. MEROW         Director
------------------------------
        John E. Merow

              *                 Director
------------------------------
        Victor Torasso

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
* By:            /s/ DONALD L. MARSH, JR.        Attorney-in-Fact
           -----------------------------------
                   Donald L. Marsh, Jr.